Earnings Results 3rd Quarter 2024 October 17, 2024 Exhibit 99.2

2 This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T’s credit ratings; the impact of the People’s United Financial, Inc. acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non- GAAP measures, as indicated in the presentation. Forward-Looking Statements and Non-GAAP Financial Measures

33 Purpose To make a difference in people’s lives. Mission We are a bank for communities – committed to improving the lives of our customers and all the communities we touch. Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Making a positive impact on our communities, customers, and colleagues

Sustainability Accomplishments and Highlights

Fostering Prosperity in Our Communities


24/7

- **Ranked #6 SBA Lender in the country (FY2023)**, the 16th consecutive year among the nation's top 10 SBA Lenders
- **~249,000 hours dedicated** by M&T employees to volunteering in our communities
- **~$54 million contributed by M&T and The M&T Charitable Foundation** to supporting our communities
- **Highest possible CRA rating** from Federal Reserve since 1982
- **$691 million** of financing to projects that include affordable housing
- **$2.5 billion** of social sustainable finance loans and investments

Investing in Our Employees



- **412 people** participated in specialized M&T learning and development programs, which have been running for four decades
- **9.6 years** average employee tenure
- **40** average hours of training for M&T employees
- **80** Employee Resource Group chapters with participation by **51%** of managers and **35%** of employees (non-managers)
- **94%** participation by M&T employees in M&T's 401(k) plan

Strong Governance and Consistent Leadership


INVOICE

- **94%** of Board members are independent [(1)]
- More than **40%** of M&T's Board of Directors team is diverse (**25%** of directors are women, **19%** of directors are people of color)
- **17-year average tenure** for executive officers

Preserving our Environment

- **$671 million** made in environmental sustainable finance loans and investments
- Reduced combined scope 1 and 2 emissions by **8.5%** YoY
- Updated goal: Offset 100% of electricity use with Renewable Energy by 2030 [(2)]
- Updated goal: Carbon neutral by 2035 including Scope 1 and 2 (Market) GHG emissions, with interim reduction targets based on our 2023 baseline:
  - 20% reduction by 2027
  - 45% reduction by 2030

Note: All data except for SBA data and Board of Directors data are as of December 31, 2023. SBA data is for the period October 1, 2022 to September 30, 2023. Board of Directors data is as of September 30, 2024. The metrics and methodologies included in sustainable finance reporting are subject to change based on the best information available. We plan to continue to review and enhance our reporting capabilities in line with applicable legal and regulatory requirements and industry standards and practices.
(1) Following the criteria for independence required by the New York Stock Exchange as well as M&T's Corporate Governance Standards. (2) Until M&T reaches carbon neutrality

M&T Bank Corporation 4

5 J.D. Power 2024 U.S. Banking Mobile App Satisfaction Study; among banks with $70B to $200B in deposits. Visit jdpower.com/awards for more details. Key Awards and Accolades #1 in Customer Satisfaction with Mobile Banking Apps among Regional Banks Commerce Magazine - Companies That Care Association for Talent Development

6 Financial Results

7 • Diluted EPS increased +8% QoQ • Net Interest Margin widened +3 bps QoQ • Provision for Credit Losses declined -20% QoQ Notable items ($ in millions, except per share) 3Q24 2Q24 3Q23 Amt EPS Amt EPS Amt EPS Discrete Tax Benefit(1) $14 $0.08 $— $— $— $— FDIC Special Assessment(2) $— $— $5 $0.02 $— $— Third Quarter 2024 Earnings Highlights GAAP ($ in millions, except per share) 3Q24 2Q24 3Q23 Revenues $2,332 $2,302 $2,335 Noninterest Expense $1,303 $1,297 $1,278 Provision for Credit Losses $120 $150 $150 Net Income $721 $655 $690 Diluted EPS $4.02 $3.73 $3.98 Return on Assets 1.37% 1.24% 1.33% Return on Common Equity 10.26% 9.95% 10.99% Net Interest Margin 3.62% 3.59% 3.79% Net Charge-offs % Avg Loans .35% .41% .29% Note: (1) In Q1 2024, a net discrete tax benefit of $17 million ($0.10 earnings per share) was recognized. (2) Amount before any related tax effect.

8 Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) As of respective period end. Third Quarter 2024 Earnings Highlights Net Operating Results (Non-GAAP)(1) ($ in millions, except per share) 3Q24 2Q24 3Q23 Net Operating Income $731 $665 $702 Diluted Net Operating EPS $4.08 $3.79 $4.05 Efficiency Ratio 55.0% 55.3% 53.7% Net Operating ROTA 1.45% 1.31% 1.41% Net Operating ROTCE 15.47% 15.27% 17.41% Tangible Book Value per Share (2) $107.97 $102.42 $93.99 • Net Operating ROTA increased +14 bps QoQ • Net Operating ROTCE increased +20 bps QoQ • Tangible Book Value per Share increased +5% QoQ

Net Interest Income & Net Interest Margin



$ IN MILLIONS
$1,790
$1,735
$1,692
$1,731
$1,739
3.79%
3.61%
3.52%
3.59%
3.62%
3Q23
4Q23
1Q24
2Q24
3Q24
Net Interest Income (Taxable-equivalent)(1)
Net Interest Margin

QoQ Drivers

- Taxable-equivalent net interest income[1] increased **+$8 million** or **+1% QoQ**
  - Day count
  - Favorable impact from repricing in the investment securities and consumer loan portfolios
  - Earning assets remix
  - Lower nonaccrual interest
  - Run-off of brokered time deposits
- Net interest margin rose **+3 bps QoQ** to **3.62%**
  - Fixed rate earning assets repricing, mostly in the investment portfolio and consumer loans **(+3 bps)**
  - Earning assets mix shift **(+3 bps)**
  - Deposit and wholesale funding mix **(+2 bps)**
  - Lower nonaccrual interest **(-4 bps)**
  - All other items **(-1 bp)**

Note: (1) Taxable-equivalent net interest income is a non-GAAP measure that adjusts income earned on a tax-exempt asset to present it on an equivalent basis to interest income earned on a fully taxable asset.

M&T Bank Corporation 9

Balance Sheet – Overview

Average Balances, $ in billions, except per share	3Q24	2Q24	3Q23	Change 3Q24 vs 2Q24	Change 3Q24 vs 3Q23
Interest-bearing Deposits at Banks	$25.5	$29.3	$26.7	-13%	-4%
Investment Securities	$31.0	$29.7	$28.0	4%	11%
Commercial and Industrial ("C&I")	$59.8	$58.1	$54.5	3%	10%
Commercial Real Estate ("CRE")	$29.1	$31.5	$34.3	-8%	-15%
Residential Mortgage	$23.0	$23.0	$23.6	—	-2%
Consumer	$22.9	$22.0	$20.2	4%	13%
Total Loans	$134.8	$134.6	$132.6	—	2%
Earning Assets	$191.4	$193.7	$187.4	-1%	2%
Deposits	$161.5	$163.5	$162.7	-1%	-1%
Borrowings	$15.4	$16.5	$12.6	-6%	23%
Common Shareholders' Equity	$26.2	$25.3	$24.0	3%	9%
As of Quarter End					
Common Shareholders' Equity per Share	$159.38	$153.57	$145.72	4%	9%
Tangible Equity per Common Share[1]	$107.97	$102.42	$93.99	5%	15%
Tangible Common Equity / Tangible Assets[1]	8.83%	8.55%	7.78%	28 bps	105 bps
Common Equity Tier 1 ("CET1") Capital Ratio	11.54%[2]	11.45%	10.95%	9 bps	59 bps

- Capital levels strong with CET1 ratio of **11.54%**[2]
- Repurchased **$200 million**[3] of shares in 3Q24

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) September 30, 2024 CET1 ratio is estimated. (3) Includes share repurchase excise tax.

M&T Bank Corporation 10

11 Balance Sheet – Average Loans QoQ Drivers Average loans +$163 million or less than +1% QoQ: • C&I loans increased +3% (+$1.6 billion), driven by continued growth spanning most industry types • CRE loans declined -8% (-$2.4 billion), reflecting continued low origination activity and paydowns as we continue to manage our CRE loan concentration, which approximated 148% of Tier 1 capital plus allowable allowance for credit losses at 9/30/2024 • Consumer loans rose +4% (+$931 million), driven by sustained growth in recreational finance and automobile loans $ IN B IL LI O N S $54.5 $55.4 $56.8 $58.1 $59.8 $34.3 $33.5 $32.7 $31.5 $29.1 $23.6 $23.3 $23.1 $23.0 $23.0 $20.2 $20.6 $21.2 $22.0 $22.9 $132.6 $132.8 $133.8 $134.6 $134.8 6.19% 6.33% 6.32% 6.38% 6.38% C&I CRE Residential Mortgage Consumer Total Loans Total Loan Yield 3Q23 4Q23 1Q24 2Q24 3Q24

12 Balance Sheet – Securities and Cash Duration Pre-tax Unrealized Gain/(Loss) AFS ~2.3 years $68 million HTM ~5.2 years $(796) million Total Debt Securities ~3.6 years $(728) million $ IN B IL LI O N S Average Investment Securities and Yield $28.0 $27.5 $28.6 $29.7 $31.0 3.14% 3.13% 3.30% 3.61% 3.70% 3Q23 4Q23 1Q24 2Q24 3Q24 Cash 4% Interest- bearing deposits at banks 41% Other Securities 2% HTM Securities 25% AFS Securities 28% $59.0B TOTAL Yield up +9 bps Securities and Cash - at 9/30/24

13 Balance Sheet – Average Deposits QoQ Drivers Average deposits decreased -$2.0 billion or -1% QoQ: • Decline in the balance and rates on brokered time deposits • Cost of total interest-bearing deposits declined -2 bps • Average interest-bearing deposits declined -$410 million; brokered deposits decreased -$1.1 billion, partially offset by an increase of +$664 million in non- brokered deposits • Strong deposit growth in the second half of the recent quarter. Deposit balances at 9/30/2024 up +$4 billion from 6/30/2024, excluding brokered deposits $ IN B IL LI O N S $53.9 $50.1 $48.6 $47.7 $46.2 $89.3 $93.4 $94.9 $96.0 $98.3 $19.5 $21.2 $20.6 $19.8 $17.0 $162.7 $164.7 $164.1 $163.5 $161.5 1.70% 2.01% 2.06% 2.06% 2.06% Noninterest-bearing Deposits Savings and Interest-checking Deposits Time Deposits Total Deposits Total Deposit Cost 3Q23 4Q23 1Q24 2Q24 3Q24

14 $ IN M IL LI O N S $560 $578 $580 $584 $606 Noninterest Income 3Q23 4Q23 1Q24 2Q24 3Q24 Change 3Q24 vs $ in millions 3Q24 2Q24 3Q23   2Q24 3Q23 Mortgage Banking Revenues $109 $106 $105 3% 4% Service Charges on Deposits $132 $127 $121 3% 9% Trust Income $170 $170 $155 — 9% Brokerage Services $32 $30 $27 2% 16% Non-hedge Derivatives / Trading $13 $7 $9 109% 46% Securities Gain/(Loss) $(2) $(8) $— — — Other Revenues from Operations $152 $152 $143 — 7% Noninterest Income $606 $584 $560   4% 8% Income Statement – Noninterest Income Noninterest income increased +$22 million or +4% QoQ: • Service charges on deposits increased $5 million QoQ: – Rise in consumer and commercial service charges • Trading account and other non-hedging derivative gains increased +$6 million QoQ: – Increased market value of supplemental executive retirement plan assets – Increased interest rate swap activity with commercial customers • Lower loss on bank investment securities (+$6 million QoQ) reflects 2Q24 losses on sales of non-agency investment securities QoQ Drivers

Income Statement – Noninterest Expenses



FDIC special assessment(2)
$ IN MILLIONS
$1,278
$1,263
53.7%
$1,450
$1,435
62.1%
Adjusted Efficiency 53.6%(2)
$1,396
$1,381
60.8%
Adjusted Efficiency 59.6%(2)
$1,297
$1,284
55.3%
Adjusted Efficiency 55.1%(2)
$1,303
$1,291
55.0%
3Q23
4Q23
1Q24
2Q24
3Q24
Operating Noninterest Expense
Total Noninterest Expense
Intangible Amort & Merger-Related
Efficiency Ratio

$ in millions	3Q24	2Q24	3Q23	Change 3Q24 vs 2Q24	Change 3Q24 vs 3Q23
Salaries & Benefits[3]	$775	$764	$727	1%	7%
Equip & Occupancy	$125	$125	$131	—	-5%
Outside Data Proc & SW	$123	$124	$111	-1%	11%
Professional & Other Services	$88	$91	$89	-4%	-2%
FDIC Assessments	$25	$37	$29	-32%	-14%
Advert. & Marketing	$27	$27	$23	—	18%
Other Costs of Operations	$128	$116	$153	10%	-16%
Operating Expense[1]	$1,291	$1,284	$1,263	—	2%
Intangible Amortization	$12	$13	$15	—	-15%
Total Noninterest Expense	**$1,303**	**$1,297**	**$1,278**	**—**	**2%**

QoQ Drivers

Noninterest expense increased +$6 million QoQ:

- Salaries and employee benefits expense up **+$11 million QoQ**:
  - Predominantly driven by one additional working day
- FDIC assessments decreased **-$12 million QoQ**:
  - 2Q24 FDIC special assessment of $5 million
- Other costs of operations increased **+$12 million QoQ**:
  - Driven by obligation under various agreements to share in losses stemming from certain litigation of Visa, Inc ($10 million)

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) Adjusted efficiency ratio excludes $197 million, $29 million and $5 million FDIC special assessment from the numerator for 4Q23, 1Q24 and 2Q24, respectively. (3) Severance charges for 3Q24, 2Q24 and 3Q23 were $5 million, $7 million and $6 million, respectively.

M&T Bank Corporation 15

16 $ IN M IL LI O N S Nonaccrual Loans $2,342 $2,166 $2,302 $2,024 $1,926 1.77% 1.62% 1.71% 1.50% 1.42% Nonaccrual Loans ($) Nonaccrual Loans (%) 3Q23 4Q23 1Q24 2Q24 3Q24 $ IN M IL LI O N S Net Charge-offs $96 $148 $138 $137 $120 0.29% 0.44% 0.42% 0.41% 0.35% Net Charge-offs ($) Net Charge-off Ratio (%) 3Q23 4Q23 1Q24 2Q24 3Q24 Credit $ IN M IL LI O N S Allowance for Credit Losses $2,052 $2,129 $2,191 $2,204 $2,204 1.55% 1.59% 1.62% 1.63% 1.62% Allowance for Credit Losses ($) Allowance for Credit Losses (%) 3Q23 4Q23 1Q24 2Q24 3Q24 $ IN M IL LI O N S Provision for Credit Losses $150 $225 $200 $150 $120 3Q23 4Q23 1Q24 2Q24 3Q24

17 Criticized C&I and CRE Loans Criticized loans decreased -$1.2 billion QoQ : • C&I decreased -$315 million – Driven predominantly by motor vehicle and recreational finance dealers and manufacturing • CRE decreased -$831 million – Permanent CRE -$525 million – Construction -$306 million • 96% of criticized accrual loans are current • 57% of criticized nonaccrual loans are current Reserve Impact: • Criticized loans generally carry higher loss reserves • Reflecting strong collateral values, the reserve ratio for nonaccrual loans was ~22% $ IN B IL LI O N S $11.1 $12.6 $12.9 $12.1 $10.9 12.5% 14.0% 14.3% 13.5% 12.2% Criticized Criticized % of C&I and CRE Loans 3Q23 4Q23 1Q24 2Q24 3Q24

Criticized C&I Loans

(Dollars in millions)	September 30, 2024 Outstanding	Criticized Accrual	Criticized Nonaccrual	Total Criticized	June 30, 2024 Outstanding	Criticized Accrual	Criticized Nonaccrual	Total Criticized
Commercial and industrial excluding owner-occupied real estate by industry:								
Financial and insurance	$11,056	$119	$15	$134	$11,129	$129	$1	$130
Services	7,635	337	119	456	7,487	296	115	411
Motor vehicle and recreational finance dealers	6,652	560	97	657	6,454	694	120	814
Manufacturing	6,231	429	109	538	6,313	511	101	612
Wholesale	4,086	253	28	281	4,090	277	31	308
Transportation, communications, utilities	3,770	282	69	351	3,499	288	69	357
Retail	3,083	75	23	98	3,048	87	31	118
Construction	2,226	154	54	208	2,301	158	63	221
Health services	1,933	209	32	241	1,937	230	36	266
Real estate investors	1,641	150	4	154	1,566	159	4	163
Other	1,730	98	53	151	1,517	101	48	149
Total commercial and industrial excluding owner-occupied real estate	$50,043	$2,666	$603	$3,269	$49,341	$2,930	$619	$3,549
Owner-occupied real estate by industry:								
Services	$2,336	$169	$43	$212	$2,211	$129	$35	$164
Motor vehicle and recreational finance dealers	2,072	42	10	52	1,957	50	12	62
Retail	1,617	66	18	84	1,614	127	12	139
Health services	1,432	259	81	340	1,339	285	66	351
Wholesale	865	26	4	30	919	31	3	34
Manufacturing	844	49	23	72	813	52	25	77
Real estate investors	773	44	15	59	771	37	15	52
Other	1,030	52	13	65	1,062	52	18	70
Total owner-occupied real estate	10,969	707	207	914	10,686	763	186	949
Total	$61,012	$3,373	$810	$4,183	$60,027	$3,693	$805	$4,498
Percent criticized - excluding owner-occupied real estate				6.5%				7.2%
Percent criticized - owner-occupied real estate				8.3%				8.9%
Percent criticized - total commercial and industrial				6.9%				7.5%

M&T Bank Corporation 18

19 Criticized CRE Loans September 30, 2024 June 30, 2024 (Dollars in millions) Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Permanent finance by property type: Apartments/Multifamily $6,291 $884 $120 $1,004 $5,824 $882 $108 $990 Retail/Service 5,040 734 134 868 5,257 774 163 937 Office 4,413 1,177 131 1,308 4,484 1,070 145 1,215 Health services 2,286 734 29 763 2,752 1,100 109 1,209 Hotel 2,133 375 146 521 2,279 430 165 595 Industrial/Warehouse 1,949 143 16 159 1,896 172 16 188 Other 259 57 2 59 274 72 1 73 Total permanent 22,371 4,104 578 4,682 22,766 4,500 707 5,207 Construction/Development 6,312 1,957 86 2,043 6,766 2,270 79 2,349 Total commercial real estate $28,683 $6,061 $664 $6,725 $29,532 $6,770 $786 $7,556 Percent criticized - total commercial real estate 23.4% 25.6%

20 CET1 10.95% 10.98% 11.08% 11.45% 11.54% 3Q23 4Q23 1Q24 2Q24 3Q24 TBVPS $93.99 $98.54 $99.54 $102.42 $107.97 3Q23 4Q23 1Q24 2Q24 3Q24 Capital • CET1 capital ratio increased +9 bps to 11.54%(1) at 3Q24 • Tangible book value per share increased +5% to $107.97 • Stress capital buffer improved to 3.8% from 4.0% effective October 1, 2024(3) Note: (1) September 30, 2024 CET1 ratio is estimated. (2) See Appendix for reconciliation of GAAP with this non-GAAP measure. (3) Based on the Federal Reserve's most recent supervisory stress tests release in June 2024. QoQ Drivers • Tangible common equity to tangible assets increased +28 bps to 8.83% at the end of 3Q24 • AFS and pension-related AOCI would have impacted the CET1 capital ratio by ~(4) bps at the end of 3Q24 (1) (2)

4Q24 Outlook

		4Q24 Outlook	Comments
Income Statement	**Net Interest Income** ***Taxable-equivalent***	$1,730 million +	• NIM in the low 3.60s • Reflects two 25 basis point rate cuts • Range primarily dependent on deposit trends and loan growth
Income Statement	**Fee Income**	$595 million to $605 million	• Continued strength in trust and mortgage
Income Statement	**GAAP Expense** ***Includes intangible amortization***	$1,310 million to $1,330 million	• Continued focus on managing expense, while investing in enterprise priorities
Income Statement	**Net Charge-Offs** ***% of Average Loans***	~40 basis points	• In line with FY outlook, may be lumpy (+/-)
Income Statement	**Tax Rate** **Taxable-equivalent**	24.0% to 24.5%	
Average Balances	**Loans**	$136 billion +/-	• Growth in C&I and consumer, declines in CRE and residential mortgage
Average Balances	**Deposits**	$160 billion +	• Focus on growing customer deposits
	Share Repurchases	$200 million	
	Preferred Dividends	~$36 million	• Reflects expected run rate

M&T Bank Corporation 21

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth ~2x peers
- Leading position in core markets

Strong Shareholder Returns

- 15-20% ROATCE
- ~9% annual TSR
- Robust dividend growth
- 6% TBV per share growth

Source: FactSet, S&P Global, Company Filings.

Note: (1) Branch and deposit data as of 6/30 of the year under consideration, pro forma for pending / closed M&A. Growth vs. peers represents each bank's median branch deposit growth from 2019-2023 relative to that bank's median city projected population growth from 2023-2028. (2): ROATCE average from 2013-2023. Adjusted for amortization of core deposit and other intangible assets, merger related expenses, tax rate changes, and normalized provisions for credit losses in 2020. (3): Annual TSR represents CAGR of the average trailing 3 year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) during 2013-2023. (4): Dividend growth represents CAGR of common dividends per share from 2013-2023. (5): TBV per share growth represents CAGR from 2013-2023.

M&T Bank Corporation | 22

23 Appendix

24 M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Appendix Note: (1) After any related tax effect GAAP to Net Operating (Non-GAAP) Reconciliation In millions, except per share 3Q23 4Q23 1Q24 2Q24 3Q24 Net income Net income $690 $482 $531 $655 $721 Amortization of core deposits and other intangible assets (1) 12 12 12 10 10 Net operating income $702 $494 $543 $665 $731 Earnings per common share Diluted earnings per common share $3.98 $2.74 $3.02 $3.73 $4.02 Amortization of core deposits and other intangible assets (1) 0.07 0.07 0.07 0.06 0.06 Diluted net operating earnings per common share $4.05 $2.81 $3.09 $3.79 $4.08

25 Appendix GAAP to Net Operating (Non-GAAP) Reconciliation In millions 3Q23 4Q23 1Q24 2Q24 3Q24 Other expense Other expense $1,278 $1,450 $1,396 $1,297 $1,303 Amortization of core deposit and other intangible assets (15) (15) (15) (13) (12) Noninterest operating expense $1,263 $1,435 $1,381 $1,284 $1,291 Efficiency ratio Noninterest operating expense (numerator) $1,263 $1,435 $1,381 $1,284 $1,291 Taxable-equivalent net interest income 1,790 1,735 1,692 1,731 1,739 Other income 560 578 580 584 606 Less: Gain (loss) on bank investment securities — 4 2 (8) (2) Denominator $2,350 $2,309 $2,270 $2,323 $2,347 Efficiency ratio 53.7% 62.1% 60.8% 55.3% 55.0%

26 Appendix In millions 3Q23 4Q23 1Q24 2Q24 3Q24 Average assets Average assets $205,791 $208,752 $211,478 $211,981 $209,581 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (170) (154) (140) (126) (113) Deferred taxes 43 39 33 30 28 Average tangible assets $197,199 $200,172 $202,906 $203,420 $201,031 Average common equity Average total equity $26,020 $26,500 $27,019 $27,745 $28,725 Preferred stock (2,011) (2,011) (2,011) (2,405) (2,565) Average common equity 24,009 24,489 25,008 25,340 26,160 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (170) (154) (140) (126) (113) Deferred taxes 43 39 33 30 28 Average tangible common equity $15,417 $15,909 $16,436 $16,779 $17,610 GAAP to Tangible (Non-GAAP) Reconciliation

27 Appendix In millions 9/30/2023 12/31/2023 3/31/2024 6/30/2024 9/30/2024 Total assets Total assets $209,124 $208,264 $215,137 $208,855 $211,785 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (162) (147) (132) (119) (107) Deferred taxes 41 37 34 31 30 Total tangible assets $200,538 $199,689 $206,574 $200,302 $203,243 Total common equity Total equity $26,197 $26,957 $27,169 $28,424 $28,876 Preferred stock (2,011) (2,011) (2,011) (2,744) (2,394) Common equity 24,186 24,946 25,158 25,680 26,482 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (162) (147) (132) (119) (107) Deferred taxes 41 37 34 31 30 Total tangible common equity $15,600 $16,371 $16,595 $17,127 $17,940 GAAP to Tangible (Non-GAAP) Reconciliation